   2     530 Herman O. West Drive ● Exton, PA  19341  Eric M. Green   Phone:  (610) 594‐3237  President & Chief Executive Officer   February 7, 2018   Silji Abraham  Via E‐Mail  RE:    Offer Letter   Dear Silji:   We are very pleased to confirm our offer of employment to you for the position of Chief Digital  and Transformation Officer for West Pharmaceutical Services, Inc. (the “Company”).  This letter  will confirm the entire compensation package you will enjoy upon joining West.   In this position,  you will report directly to me and, subject to the Board’s approval you will be an appointed  executive officer of the Company at the next regular Board meeting following the date you  commence employment (the ”Start Date”).  Your Start Date will be February 22, 2018 or another  mutually agreeable time.     1. Base Salary – Your initial base salary will be $410,000 per year payable on the Company’s  normal payroll schedule.  2. Place of Employment and Relocation– You will be expected to primarily work from our  Exton, Pennsylvania headquarters.  In the event that you relocate, you are subject to our  normal relocation policy as in effect from time‐to‐time.  3. Annual Incentive Compensation – You will participate in West Pharmaceutical Services’  Annual Incentive Plan (“AIP”) with a target bonus of 65% of base salary in accordance with  the terms of the AIP document.  Your award will be pro‐rated based on your Start Date.   Assuming you are appointed an executive officer, you will be eligible to receive a portion of  your bonus in stock when it is paid with a concomitant matching contribution equal to 25%  of the amount you receive in stock under our Bonus & Incentive (“B&I”) Program.  The  matching contribution generally vests after four years.  You will receive additional  information at the time of payout if you are eligible.  4. Long Term Incentive Compensation.  You will be eligible to participate in West’s Long Term  Incentive Plan (“LTIP”), which issues equity under the 2016 Omnibus Incentive  Compensation Plan.  Your 2018 LTIP award will have a grant date fair value of $400,000  divided equally among stock options (valued using Black‐Scholes on the grant date) and

   3   performance stock units (valued using closing stock price on the grant date) (“PSUs”).  The  stock options will vest 25% per year as set forth in our standard award agreement for all  LTIP participants.  The PSUs will cliff vest after three years dependent upon performance  metrics established by our Compensation Committee, which are currently equally weighted  based on Compound Annual Growth Rate and Return on Invested Capital, and subject to  the terms and conditions applicable to all LTIP participants.  These awards will be made on  the first normal grant date coincident with or following your Start Date.  The normal grant  dates occur quarterly on the third business day following the release of our earnings.  5. Sign‐On Restricted Stock Unit (“RSU”) Award – You will receive an RSU award with a grant  date fair value of $400,000, according to the terms in the RSU agreement attached hereto  as part of Exhibit I.  The shares will be issued under the 2016 Omnibus Incentive  Compensation Plan.  The number of RSUs is determined by reference to the fair market  value (closing price) of our stock on the grant date, which will be the same date that your  LTIP Award is made.  6. Change in Control Agreement; Restrictive Covenants– Assuming you are approved as an  executive officer by the Board, you will receive our standard Change‐in‐Control agreement  for executive officers, a form of which is attached hereto as Exhibit II.  7. Stock Ownership Requirements.  Assuming you are approved as an executive officer by the  Board, you will be subject to our stock ownership requirements as in effect from time‐to‐ time.  Currently, executive officers must acquire and hold stock equal to two times their  base salary after five years of employment.  8. Benefits – The Company offers excellent benefit programs to all of its employees. You will  be eligible to participate in the employee benefit programs which include medical, dental,  life insurance, 401(k) plan, a non‐contributory cash balance pension plan (including a  supplemental employees’ retirement plan), employee stock purchase program and  deferred compensation program. There is a waiting period for some of these plans.    9. Vacation and Holidays – We are able to offer you 20 working days (four weeks) of vacation  annually.  In addition, the Exton office currently observes 11 holidays throughout the year  (9 designated by the Company and 2 personal holidays)  10. Confidentiality Agreement – As a condition of employment, you will be required to sign  our standard employee Confidentiality Agreement.  This offer and your employment with the Company are contingent upon satisfactory references  and verification of the information on your resume.  We will also require that there are no issues  raised by the drug screening or criminal background check that we require of all new employees.

   4   Silji, this highlights the entire compensation package we have offered you.  It is difficult to cover  all the details of each item, but I would be more than willing to answer any questions or provide  additional information to you as necessary.   We very much look forward to your joining our team. We have many challenges and  opportunities ahead and look forward to the contributions we know you can make to the success  of our Company.   If the terms of his offer are acceptable to you, please so indicate by signing the enclosed copy and  this letter and return it to me.   Sincerely,   /s/ Eric M. Green  Eric M. Green   President & Chief Executive Officer   Agreed to and Accepted this __8th___ day of _February___, 2018   __/s/ Silji Abraham_________________  Silji Abraham

   5     EXHIBIT I – RSU               February 22, 2018     Silji Abraham      Re:   Restricted Stock Unit (“RSU”) Award   Dear Silji:    Pursuant to your Offer Letter from West Pharmaceutical Services, Inc. (the “Company”), dated February 2, 2018  (the “Offer Letter”),  the Compensation Committee of the Board approved an award under the 2016 Omnibus  Incentive Compensation Plan (the “Plan”) to be made on the first normal grant date following your Start Date.       AWARD TYPE   Grant Date   NUMBER OF SHARES   Fair VALUE    Restricted Stock Unit   $400,000                [$400,000/ closing price on grant date]   The grant date fair value is calculated using the fair market value on the date of the award.  The awards  were made under the Plan.  We have attached a summary of the terms of your awards.  Please read it carefully.   We are pleased that you are a participant in this long‐term incentive compensation program and trust  that your participation will be beneficial to both you and the Company.

   6   Summary of Your RSU     What is an RSU?   An RSU is the right to receive a share of the Company’s Common stock in the future when the RSU vests as described  in this Award.  It is not an issued share of stock until vested, and it cannot be received in cash upon vesting.   Is the RSU immediately vested?   No.  So long as your employment with us continues (except as described below), your RSUs will vest one‐third per  year on the grant date until fully vested on the third anniversary of the grant date.      Will my RSUs vest if I terminate employment?   Your RSUs may become vested, depending on the reason for your termination.  Your RSUs will not become vested  if you are terminated by the Company with Cause (as defined below) or you terminate employment with the  Company without Constructive Termination (as defined below).  If you are terminated by the Company without  Cause or you terminate with Constructive Termination, your RSUs will vest at the same time and in the same  manner as they would have vested had you not been terminated by the Company without Cause or terminated due  to a Constructive Termination.  “Cause” means (i) an act or acts of dishonesty taken by you, (ii) repeated failure by you of the your duties and  obligations as an employee of the Company which are demonstrably willful and deliberate on your part and which  are not remedied after the receipt of written notice from the Company, (iii) your conviction of a felony, or (iv) your  intentional breach of the Company’s Code of Business Conduct  which is materially and demonstrably injurious to  the Company.     “Constructive Termination” means the occurrence of any of the following without your consent: (i) the Company or  its successor in interest requires the Executive to assume any duties inconsistent with, or the Company makes a  significant diminution or reduction in the nature or scope of the your authority or duties from, those assigned to or  held by the Executive on the commencement of the CT Period, including reporting to an individual whose scope of  responsibilities and authority is not as large as the person to whom the Executive reported prior to the Change in  Control Event; (ii) a material reduction in the your: (a) annual base salary, or (b) short term incentive target  compensation; (iii) a relocation of the your site of employment to a location that lengthens the your one‐way  commuting distance to his principal place of employment by 50 or more miles from the your site of employment on  your Start Date; (iv) a material reduction in the package of employment benefits offered to you, unless such  reduction is applicable on a broad basis to similarly‐situated employees of the Company; or (v) a successor of the  Company does not assume the Company’s obligations of this RSU, or any other agreement entered into by the you  and the Company, expressly or as a matter of law.; provided that a Constructive Termination shall only occur if: (a)  within forty‐five (45) calendar days of the initial existence of Constructive Termination, you provide written notice of  Constructive Termination to the Company; (b) the Company does not remedy said Constructive Termination within  thirty (30) calendar days of its receipt of such notice; and (c) you terminate employment within sixty (60) calendar  days after the expiration of such 30‐day remedy period.     Will my RSUs vest if I die or become disabled?   Yes. If you die or become disabled before the RSUs are 100% vested, you will immediately become vested in any  unvested portion of the RSUs.     Will dividend equivalents be credited on the RSUs?   Yes.  When a dividend is paid on Company stock, the Company will credit to your account an additional number of

   7   RSUs.  The number of RSUs to be credited is determined by dividing the dividends paid in respect of the number of  RSUs held by you on the relevant dividend record date by the fair market value of the Company’s stock on that  dividend record date and in accordance with the terms of the Plan.     May I vote my RSUs before they are vested?   No. Before the shares are vested, they are not issued.  Following vesting, when shares are delivered, you will be  permitted to vote these shares.   May I make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) with  respect to the RSUs?   No.  Because an RSU is a promise to deliver property in the future, it is not subject to Section 83(b) of the Code.     When will the RSU be included in my income?   The value of the RSU will only be included in your income upon vesting.  Shares may be withheld in accordance with  the Plan to satisfy our withholding obligations.   May I defer my RSUs?   No.  These RSUs are not eligible for further deferral under our Non‐Qualified Deferred Compensation Plan or 401(k)  plan.   Additional Information Applicable to Your RSUs    Are there other circumstances that would lead to a forfeiture of my award or the proceeds that I receive from  exercising my award?   Yes.  All awards are subject to our Incentive Compensation Recovery Policy, which is attached to this award letter as  Exhibit A.  You are encouraged to carefully read that policy and contact me or the Law Department if you have any  questions.  The policy generally provides that in addition to forfeitures of all or part of your award due to your  termination of employment discussed above, in certain other situations you will forfeit your award and may be  required to reimburse us for the amounts you receive as a result of any option that you exercise or share of stock  that you sell.   Your acceptance of this award is expressly conditioned on your agreement to be subject to the  Incentive Compensation Recovery Policy, including the provisions that allow us to deduct any proceeds from other  sources of income payable to you.  This award would not be made if you did not agree to be subject to that policy.   The clawback period described in the Incentive Compensation Recovery policy is extended for the full duration of  the period of continued vesting described in this award.  The Compensation Committee may determine in its sole  and absolute discretion that if circumstances exist that would permit the recovery of incentive compensation paid  to you during the vesting period, in addition to recovering this compensation, all vesting will immediately cease and  the remainder of your awards will be forfeited immediately.   Does the Securities Trading Policy apply to my award?     Yes.  All sales of shares of company stock (including RSUs and shares received upon exercise of the Retention  Option) and all option exercise transactions are subject to our Securities Trading Policy.  Option exercises and stock  sales by West’s officers who are subject to Section 16 of the Securities and Exchange Act of 1934 or on the  designated persons list under our policy also must meet the review and written pre‐approval by our General Counsel  requirements of that policy.  For information and to access the required pre‐clearance form, please go to IntraWest  and look under the Legal & Compliance tab.

   8   Does my acceptance of this award guarantee me any future awards, continued employment or additional  severance pay?   No.  This award is granted at the sole discretion of West.  Your receipt of this award does not guarantee any future  awards, nor does it guarantee your continued employment with the Company.  Subject to applicable law, your  employment may be terminated for any reason.  Additionally, this award is not part of your base pay or  compensation for determination of any severance pay or benefits you may be entitled to upon termination of  employment unless that is specifically agreed to in writing between you and the Company.   Where can I find additional information about my award?   This is a summary of the terms of your RSUs.  Your award is subject to the terms of the Plan. This award is being  delivered with an Information Statement, which gives additional information about your award and the Plan under  which it was granted.  We encourage you to read the Information Statement.  Additional terms and conditions may  apply to your award under the terms of the Plan.

   9   EXHIBIT A   Incentive Compensation Recovery Policy     The Company may seek to recover incentive compensation awarded to any recipient in accordance with the terms of  this policy.  Each award of annual or long‐term equity‐based or performance‐based compensation must specify that the  award is subject to this policy.   Restatement of Financial Results.  The Company will cancel or will seek to recover all or a portion of an award from any  executive officer of the Company if the Company is required to significantly or materially restate its financial statements  (other than to comply with changes to applicable accounting principles) with respect to any of the three fiscal years  before the payment of the award.  The Company also will not pay or will seek to recover all or a portion of an award  from any award recipient whose fraud or misconduct causes the restatement of the Company’s financial statements  with respect to any of the three fiscal years before the payment of the award.   Calculation Errors.   Even if no financial results are restated,  if an award is paid or distributed, and it  is subsequently  determined  that  the  award  should  have  been  less  than  the  amount  calculated  due  to mathematical  errors,  fraud,  misconduct or gross negligence, the Company may seek repayment of the award from any award recipient during the  three‐year period following the payment of the award.   Detrimental Conduct.  If an award recipient directly or indirectly engages in conduct that competes with the Company,  or any conduct that  is materially  inimical, contrary, harmful to, or not  in the best  interests of the Company or  if the  award recipient fails to comply with any of the material terms and conditions of the award (unless the failure is remedied  within ten days after having been notified of such failure), then the Company has the discretion to immediately cancel  any and all outstanding awards and require that the award recipient repay all or any portion of an award, including the  gain realized on the exercise of a stock option, stock appreciation right or the disposition of any other equity‐based  award.  To be subject to this policy, the detrimental conduct must have occurred during the six‐month period following  the later of (1) the date the recipient ceases rendering service to the Company or, (2) the date the award is paid (or an  option or stock appreciation right is exercised).   Exercise of Discretion.   With respect to executive officers and members of the board of directors, the compensation  committee has the sole and absolute authority (unless the board determines that the whole board should have such  authority) to determine whether to exercise its discretion to seek repayment or cancel an award and what portion of an  award should be recovered or canceled.  With respect to all other award recipients, the officers of the Company have  sole and absolute authority.  The compensation committee, board or officers, as appropriate, will consider all relevant  facts and circumstances in exercising their discretion.  These facts and circumstances include: (1) the materiality of any  changes  to  calculations  or  financial  results,  (2)  the  potential windfall  received  by  recipients,  (3)  the  culpability  and  involvement of the award recipients, (4) the controls in place to limit misconduct or incorrect reporting, (5) the period  during which any misconduct occurred, (6) any other negative repercussions experienced by the award recipient, (7) the  period that has elapsed since the date of any misconduct and (8) the feasibility and costs of recovering the compensation.   Enforcement.  The board intends that this policy will be applied to the fullest extent permitted by applicable law.  The  Company has the authority to seek recovery through any available means  including  litigation or the filing of  liens,  if  necessary.  The Company also has the authority, to the extent permitted by law, to deduct the amount to be repaid from  any amounts otherwise owed to the recipient, including wages or other compensation, fringe benefits, or vacation paid.   Whether or not the Company elects to make any deduction, if the Company does not recover the full amount that it has  determined should be recovered, the recipient must immediately repay the unpaid balance.  By agreeing to accept an  award, each award recipient consents to the Company’s right to make these deductions.

      EXHIBIT II – CIC AGREEMENT   FORM OF CHANGE‐IN‐CONTROL AGREEMENT      THIS IS A CHANGE‐IN‐CONTROL AGREEMENT (the “Agreement”), dated as of   __________February 8, 2018____________, between West Pharmaceutical Services, Inc., a  Pennsylvania   corporation, (the “Company”) and Silji Abraham (the “Executive”).  WHEREAS, the Company, on behalf of itself and its shareholders, wishes to assure that the  Company will have the continued dedication of the Executive, notwithstanding the possibility,  threat, or occurrence of a Change in Control (as defined below) of the Company. The Board of  Directors of the Company (the “Board”) believes it is imperative to diminish the inevitable  distraction of the Executive by virtue of the personal uncertainties and risks created by a pending  or threatened Change in Control, to encourage the Executive’s attention and dedication to the  Executive’s assigned duties currently and in the event of any threatened or pending Change in  Control, and to provide the Executive with competitive compensation arrangements; therefore,  the Board has caused the Company to enter into this Agreement (i) to ensure the Executive of  individual financial security in the event of a Change in Control, and (ii) to provide such  protection in a manner which is competitive with that of other corporations.   NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:   1. Definitions.  As used in this Agreement, the following terms will have the meanings set  forth below:  (a) An “Affiliate” of any Person means any Person directly or indirectly controlling,  controlled by or under common control with such Person.  (b) “Cause” means (i) an act or acts of dishonesty taken by the Executive,  (ii) repeated failure by the Executive of the Executive’s duties and obligations as  an employee and officer of the Company which are demonstrably willful and  deliberate on the Executive’s part and which are not remedied after the receipt  of written notice from the Company, (iii) the conviction of the Executive of a  felony, or (iv) an intentional breach of the Company’s Code of Business Conduct   which is materially and demonstrably injurious to the Company.  (c) “Change in Control” means a change in control of a nature that would be  required to be reported in response to Item 5.01 of a Current Report on Form 8‐ K as in effect on the date of this Agreement pursuant to Section 13 or 15(d) of  the Securities Exchange Act of 1934, as amended, (the “Act”), provided, that,  without limitation, a Change in Control shall be deemed to have occurred if:  (i) Any Person, other than:

  (1) the Company,  (2) any Person who on the date hereof is a director or officer of the  Company, or  (3) a trustee or fiduciary holding securities under an employee  benefit plan of the Company,  is or becomes the “beneficial owner,” (as defined in Rule 13d‐3 under  the Act), directly or indirectly, of securities of the Company representing  more than 50% of the combined voting power of the Company’s then  outstanding securities; or  (ii) During any period of two consecutive years during the term of this  Agreement, individuals who at the beginning of such period constitute  the Board of Directors of the Company cease for any reason to  constitute at least a majority thereof, unless the election, or nomination  for election, of each director who was not a director at the beginning of  such period has been approved in advance by directors representing at  least three‐fourths of the directors then in office who were directors at  the beginning of the period; or  (iii) The shareholders of the Company approve: (1) a plan of complete  liquidation of the Company; or (2) an agreement for the sale or  disposition of all or substantially all of the Company’s assets; or (3) a  merger, consolidation, or reorganization of the Company with or  involving any other corporation, other than a merger, consolidation, or  reorganization (collectively, a “Non‐Control Transaction”), that would  result in the voting securities of the Company outstanding immediately  prior thereto continuing to represent (either by remaining outstanding  or by being converted into voting securities of the surviving entity), at  least 50% of the combined voting power of the voting securities of the  Company (or the surviving entity, or an entity which as a result of the  Non‐Control Transaction owns the Company or all or substantially all of  the Company’s assets either directly or through one or more  subsidiaries) outstanding immediately after the Non‐Control  Transaction.  (iv) No sale to underwriters or private placement of its capital stock by the  Company, nor any acquisition initiated by the Company, through merger,  purchase of assets or otherwise, effected in whole or in part by issuance  or reissuance of shares of its capital stock, shall constitute a Change in  Control.   (d)  “Code” means the Internal Revenue Code of 1986, as amended.  (e) “Constructive Termination” means, in connection with a Change in Control,  during the period commencing with the announcement of a Change in Control  through the two‐year period following the Effective Date (the “CT Period”), the occurrence of any of the following events unless the Executive has consented in  writing or provided a written waiver to that effect:  (i) The Company or its successor in interest requires the Executive to  assume any duties inconsistent with, or the Company makes a significant  diminution or reduction in the nature or scope of the Executive’s  authority or duties from, those assigned to or held by the Executive on  the commencement of the CT Period, including reporting to an individual  whose scope of responsibilities and authority is not as large as the  person to whom the Executive reported prior to the Change in Control  Event;  (ii) A material reduction in the Executive’s: (1) annual base salary, or (2)  short term incentive target compensation;  (iii) A relocation of the Executive’s site of employment to a location that  lengthens the Executive’s one‐way commuting distance to his principal  place of employment by 50 or more miles from the Executive’s site of  employment on the Effective Date;  (iv) A material reduction in the package of employment benefits offered to  the Executive as of the commencement of the CT Period, unless such  reduction is applicable on a broad basis to similarly‐situated employees  of the Company; or  (v) A successor of the Company does not assume the Company’s obligations  under this Agreement, or any other agreement entered into by the  Executive and the Company, expressly or as a matter of law.    Notwithstanding the above, Constructive Termination will only be deemed to  have occurred if the Executive (i) has served written notice to the Company or its  successor in interest that a right of Constructive Termination has accrued in  favor of the Executive within forty‐five (45) calendar days of the initial existence  of the basis for Constructive Termination, (ii) the Company or its successor in  interest does not remedy such condition within thirty (30) calendar days of its  receipt of such notice, and (iii) the Executive terminates employment within sixty  (60) calendar days after the expiration of the 30‐day remedy period.  (f) “Defined Contribution Plan” means the Company’s 401(k) Plan, the Company’s  Non‐Qualified Deferred Compensation Plan for Designated Employees and any  successor plans or other similar defined contribution plans established from time  to time that may allow executive officers to defer taxation of compensation.  (g)  “Payment” means:  (i) any amount due or paid to the Executive under this Agreement,   (ii) any amount that is due or paid to the Executive under any plan, program  or arrangement of the Company and any of its Subsidiaries, and

  (iii) any amount or benefit that is due or payable to the Executive under this  Agreement or under any plan, program or arrangement of the Company  and any of its Subsidiaries not otherwise covered under clause (i) or (ii)  hereof which must reasonably be taken into account under Section 280G  of the Code and the Regulations in determining the amount of the  “parachute payments” received by the Executive, including, without  limitation, any amounts which  must be taken into account under the  Code and Regulations as a result of (1) the acceleration of the vesting of  any option, restricted stock or other equity award granted under any  equity plan of the Company or otherwise, (2) the acceleration of the  time at which any payment or benefit is receivable by the Executive or  (3) any contingent severance or other amounts that are payable to the  Executive.  (h) “Person” means any individual, corporation or other entity and any group as such  term is used in Section 13 (d) (3) or 14 (d) (2) of the Exchange Act. Any person shall  be deemed to be the beneficial owner of any shares of capital stock of the Company:     (i) which that person owns directly, whether or not of record, or     (ii) which that person has the right to acquire pursuant to any agreement or  understanding or upon exercise of conversion rights, warrants, or options, or  otherwise, or     (iii) which are beneficially owned, directly or indirectly (including shares deemed  owned through application of clause (ii) above), by an “affiliate” or “associate”  (as defined in the rules of the Securities and Exchange Commission under the  Securities Act of 1933, as amended) of that person, or     (iv) which are beneficially owned, directly or indirectly (including shares deemed  owned through application of clause (ii) above), by any other person with which  that person or his “affiliate” or “associate” (defined as aforesaid) has any  agreement, arrangement or understanding for the purpose of acquiring, holding,  voting or disposing of capital stock of the Company.   The outstanding shares of capital stock of the Company shall include shares deemed  owned through application of clauses (ii), (iii) and (iv) above, but shall not include  any other shares which may be issuable pursuant to any agreement or upon exercise  of conversion rights, warrants or options, or otherwise, but which are not actually  outstanding.    (i) “Regulations” means the proposed, temporary and final regulations under  Sections 4999, 280G or 409A of the Code or any successor provisions thereto, as  applicable.  (j)  “Retirement Plan” means the West Pharmaceutical Services, Inc. Employees’  Retirement Plan and any successor plan thereto.

  (k) “Separation from Service” is the date on which the Executive ceases to be  employed by the Company or any of its Subsidiaries or Affiliates for any reason  and, to the extent that Section 409A of the Code applies to the Payments under  this Agreement, shall be the date that the Executive incurs a “separation from  service” as defined in that Code section and the Regulations.   (l)  “Subsidiary” has the meaning ascribed to the term by Section 425(f) of the  Code.  2. Termination Following a Change in Control.  (a) Subject to Section 2(b), the Executive will be entitled to the benefits specified in  Section 3 if,   (i) at any time within two years after a Change in Control has occurred, a  Separation from Service occurs due to: (1) an involuntary termination of the  Executive’s employment by the Company other than for Cause, or (2) as a  result of the Executive’s resignation at any time following the Executive’s  Constructive Termination;   (ii) the Company signs an agreement, the consummation of which would result  in the occurrence of a Change in Control, and then, a Separation from  Service occurs due to (1) an involuntary termination of employment by the  Company other than for Cause, or  (2) the Executive’s resignation at any time  following the Executive’s Constructive Termination occurring after the date  of such agreement (and, if such agreement expires or is terminated prior to  consummation, prior to the expiration or termination of such agreement).  (b) The Executive will not be entitled to the benefits specified in Section 3 if the  Executive’s employment terminates as a result of Cause.  (c)   The Executive shall have no right to the benefits described in Section 3 unless  the Executive executes a settlement and release in a form that is typical of that  used by the Company in connection with the termination of employment of its  senior‐most executives prior to the announcement of the Change in Control  provided, however, that settlement and release shall not amend or limit any  right or obligation of Executive hereunder.  3. Benefits Payable Upon Termination of Employment.  Following a Separation from  Service due to a termination of employment described in Sections 2(a) or (b), the  Executive will be entitled to the following benefits:  (a) Severance Compensation.  The Executive will be entitled to severance  compensation in an amount equal to two times the sum of:   (i) the Executive’s highest annual base salary rate in effect during the year of  the termination of the Executive’s employment, plus  (ii) the target short term incentive compensation for the Executive in the  year in which the termination of employment becomes effective.

  Except as set forth in Section 3(f) hereof, the severance compensation paid  hereunder will not be reduced to the extent of any other compensation for the  Executive’s services that the Executive receives or is entitled to receive from any  other employment consistent with the terms of this Agreement.   (b) Incentive Compensation.  The Executive will receive payout on short and long  term incentives as follows:  (i) If the Executive’s employment is terminated prior to the normal payout  date for short term incentive compensation for the fiscal year  immediately preceding the year of termination of employment, the  Executive will be paid such short‐term compensation as earned in  accordance with the terms of the plan or, if it is not possible to calculate  said award, then at target;  (ii) For the year in which the Executive’s employment is terminated, the  executive will receive non‐equity, cash‐settled short‐term incentive  compensation at target but subject to pro ration based on the number of  calendar days the Executive was employed during such year divided by  365; and  (iii) For the year in which the Executive’s employment is terminated, the  executive will receive non‐equity, cash‐settled long‐term incentive  compensation at target but subject to pro ration based on the number of  calendar days the Executive was employed during the relevant  performance period divided by the number of days in the entire original  performance period.  (c) Equivalent of Vested Defined Contribution Plan Benefit. The Company will pay to  the Executive the difference, if any, between  (i) the benefit the Executive would be entitled to receive under the Defined  Contribution Plan if the Company’s contributions to the Defined  Contribution Plan were fully vested upon the Separation from Service,  and  (ii) the benefit the Executive is entitled to receive under the terms of the  Defined Contribution Plan upon the Separation from Service.    Any such benefit will be payable at such time and in such manner as benefits are  payable to the Executive under the Defined Contribution Plan.  (d) Unvested Equity Awards.  All stock options, other equity‐based awards and  shares of the Company’s stock granted or awarded to the Executive pursuant to  any Company compensation or benefit plan or arrangement, but which are  unvested, will vest in full immediately upon the Separation from Service.  If such  unvested awards are dependent upon achievement of performance goals, those  goals will be deemed to be satisfied at the target level. The provisions of this  Section 3(d) will supersede the terms of any such grant or award made to the  Executive under any such plan or arrangement to the extent there is an inconsistency between the two.  For the purpose of this paragraph, the  definition of Company shall include the Affiliate of the acquiring entity that may  be the grantor of equity awards granted to the Executive.  (e) Employee and Executive Benefits.  The Executive will be entitled to a  continuation of all hospital, medical, dental, and similar insurance benefits not  otherwise addressed in this Agreement in the same manner and amount to  which the Executive was entitled on the date of the announcement of a Change  in Control or on the date of Constructive Termination of the Executive’s  employment (whichever benefits are more favorable to the Executive) until the  earlier of:  (i) a period of 24 months after the Separation from Service, or  (ii) the Executive’s eligibility for similar benefits with a new employer.    Assistance in finding new employment will be made available to the Executive by  the Company if the Executive so requests subject to a limit of $50,000 and use of  an outplacement service provider approved by the Company.    (f)   No Duplication of Payments.  If Executive is entitled to receive any Payment  under this Agreement, the Executive shall not also be entitled to receive  severance payments under any other plan, program or agreement with the  Company.  (g)   Payment of Severance Compensation.  The severance compensation set forth in  Section 3(a) will be payable in 24 equal monthly installments commencing on the  first day of the month following the month in which the Separation from Service  occurs.  Notwithstanding the above, in the event that the Executive is a  “specified employee” within the meaning of Code Section 409A, the first six  monthly installments shall be paid in a lump sum on the first day of the month  following or coincident with the date that is six months following the Separation  from Service and all remaining monthly installments shall be paid monthly.  4. Excise Tax Limitation.  (a) Limitation.  Notwithstanding any other provisions of this Agreement to the  contrary, in the event that any Payments received or to be received by the  Executive in connection with the Executive’s employment with the Company (or  termination thereof) under this Agreement or otherwise would subject the  Executive to the excise tax (plus any related interest and penalties) imposed  under Section 4999 of the Internal Revenue Code of 1986, as amended (the  “Excise Tax”), and if the net‐after tax amount (taking into account all applicable  taxes payable by the Executive, including any Excise Tax) that the Executive  would receive with respect to such payments or benefits does not exceed the  net‐after tax amount the Executive would receive if the amount of such payment  and benefits were reduced to the maximum amount which could otherwise be  payable to the Executive without the imposition of the Excise Tax, then, to the  extent necessary to eliminate the imposition of the Excise Tax, (i) such cash

  Payments shall first be reduced (if necessary, to zero), then (ii) all non‐cash  Payments (other than those relating to equity and incentive plans) shall next be  reduced (if necessary, to zero,) and finally (iii) all other non‐cash Payments  relating to equity and incentive plans shall be reduced.  (b) Determination of Application of the Limitation.  Subject to the provisions of  Section 4(c), all determinations required under this Section 4 shall be made by  the accounting firm that was the Company’s independent auditors immediately  prior to the Change in Control (or, in default thereof, an accounting firm  mutually agreed upon by the Company and the Executive) (the “Accounting  Firm”), which shall provide detailed supporting calculations both to the  Executive and the Company within fifteen days of the Change in Control, the  Separation from Service or any other date reasonably requested by the  Executive or the Company on which a determination under this Section 4 is  necessary or advisable.  If the Accounting Firm determines that no Excise Tax is  payable by the Executive, the Company shall cause the Accounting Firm to  provide the Executive with an opinion that the Accounting Firm has substantial  authority under the Code and Regulations not to report an Excise Tax on the  Executive’s federal income tax return.  Any determination by the Accounting  Firm shall be binding upon the Executive and the Company.    (c) Procedures.  The Executive shall notify the Company in writing of any claim by  the Internal Revenue Service that, if successful, would result in Payments that  would be less on an after‐tax basis than had those payments been limited under  Section 4(a).  Such notice shall be given as soon as practicable after the Executive  knows of such claim and shall apprise the Company of the nature of the claim  and the date on which the claim is requested to be paid.  The Executive agrees  not to pay the claim until the expiration of the thirty‐day period following the  date on which the Executive notifies the Company, or such shorter period ending  on the date the taxes with respect to such claim are due (the “Notice Period”).  If  the Company notifies the Executive in writing prior to the expiration of the  Notice Period that it desires to contest the claim, the Executive shall:  (i) give the  Company any information reasonably requested by the Company relating to the  claim; (ii) take such action in connection with the claim as the Company may  reasonably request, including, without limitation, accepting legal representation  with respect to such claim by an attorney reasonably selected by the Company  and reasonably acceptable to the Executive; (iii) cooperate with the Company in  good faith in contesting the claim; and (iv) permit the Company to participate in  any proceedings relating to the claim.  The Executive shall permit the Company  to control all proceedings related to the claim and, at its option, permit the  Company to pursue or forgo any and all administrative appeals, proceedings,  hearings, and conferences with the taxing authority in respect of such claim.  If  requested by the Company, the Executive agrees either to pay the tax claimed  and sue for a refund or contest the claim in any permissible manner and to  prosecute such contest to a determination  before any administrative tribunal, in  a court of initial jurisdiction and in one or more appellate courts as the Company  shall determine; provided, however, that, if the Company directs the Executive  to pay such claim and pursue a refund, the Company shall advance the amount  of such payment to the Executive on an after‐tax and interest‐free basis (the  “Advance”).  The Company’s control of the contest related to the claim shall be limited to the issues related to the Payments and the Executive shall be entitled  to settle or contest, as the case may be, any other issues raised by the Internal  Revenue Service or other taxing authority.  The Advance or other payments and  the reimbursement of any related costs, expenses or taxes payable under this  Section 4(c) and/or Section 4(e) shall be made on or before the end of the  Executive’s taxable year following the taxable year in which any additional taxes  are payable by the Executive or if no additional taxes are payable the Executive’s  taxable year following the taxable year in which the audit or litigation is closed.   Notwithstanding the above, to the extent required to avoid the penalty taxes  and interest payable under Section 409A of the Code, if the Executive is a  “specified person” within the meaning of that Code section, the Advance shall be  delayed until the date that is six months following the Separation from Service.  (d) Repayments.  If, after receipt by the Executive of an Advance, the Executive  becomes entitled to a refund with respect to the claim to which such Advance  relates, the Executive shall pay the Company the amount of the refund (together  with any interest paid or credited thereon after taxes applicable thereto).  If,  after receipt by the Executive of an Advance, a determination is made that the  Executive shall not be entitled to any refund with respect to the claim and the  Company does not promptly notify the Executive of its intent to contest the  denial of refund, then the amount of the Advance shall not be required to be  repaid by the Executive.    (e) Further Assurances.  The Company shall indemnify the Executive and hold the  Executive harmless, on an after‐tax basis, from any costs, expenses, penalties,  fines, interest or other liabilities (“Losses”) incurred by the Executive with  respect to the exercise by the Company of any of its rights under this Section 4,  including, without limitation, any Losses related to the Company’s decision to  contest a claim or any imputed income to the Executive resulting from any  Advance or action taken on the Executive’s behalf by the Company hereunder.   Subject to the last sentence of Section 4(c), the Company shall pay all reasonable  and documented legal fees and expenses incurred under this Section 4 and shall  promptly reimburse the Executive for the reasonable expenses incurred by the  Executive in connection with any actions taken by the Company or required to  be taken by the Executive hereunder.  The Company shall also pay all of the fees  and expenses of the Accounting Firm, including, without limitation, the fees and  expenses related to the opinion referred to in Section 4(b).  5. Legal Fees.  The Company will pay all reasonable and documented legal fees and  expenses which the Executive may incur as a result of the Company’s contesting the  validity or enforceability of this Agreement.

  6. Payments Final.  In the event of a termination of the Executive’s employment under the  circumstances described in this Agreement, the arrangements provided for by this  Agreement, and any other agreement between the Company and the Executive in effect  at that time and by any other applicable plan of the Company in which the Executive  then participates, will constitute the entire obligation of the Company to the Executive,  and performance of that obligation will constitute full settlement of any claim that the  Executive might otherwise assert against the Company on account of such termination.  The Company’s obligation to pay the Executive under this Agreement will be absolute  and unconditional and will not be affected by any circumstance, including without  limitation, any set‐off, counterclaim, defense or other rights the Company may have  against the Executive or anyone else as long as the Executive is not in breach of the  Executive’s obligations under this Agreement.  7. Non‐Competition.  (a) During the two‐year period following the Executive’s termination of employment  covered by this Agreement, the Executive will not, and will not permit any of the  Affiliates of a Person employing Executive (as defined below), or any other  Person, directly or indirectly, to:  (i) engage in competition with, or acquire a direct or indirect interest or an  option to acquire such an interest in any Person engaged in competition  with, the Company's Business (as defined below) in the United States  (other than an interest of not more than 5 percent of the outstanding  stock of any publicly traded company);  (ii) serve as a director, officer, employee or consultant of, or furnish  information to, or otherwise facilitate the efforts of, any Person engaged  in competition with the Company's Business in the United States;  (iii) solicit, employ, interfere with or attempt to entice away from the  Company any employee who has been employed by the Company or a  Subsidiary in an executive or supervisory capacity within one year prior  to such solicitation, employment, interference or enticement; or  (iv) approach, solicit or compete directly or indirectly with the Company or  any Subsidiary or any Person which at any time during the 12 months  immediately preceding the Termination Date:  (1) was a customer, client, supplier, agent or distributor of  the Company or any Subsidiary;  (2) was a customer, client, supplier, agent or distributor of  the Company or any Subsidiary with whom employees  reporting to or under the direct control of the Executive  had personal contact on behalf of the Company or any  Subsidiary; or

  (3) was a Person with whom the Executive had regular,  substantial or a series of business dealings on behalf of  the Company or any Subsidiary (whether or not a  customer, client, supplier, agent or distributor of the  Company or any Subsidiary).  (b) The "Company's Business" means: (i) the manufacture and sale of stoppers,  closures, containers, medical‐device components and assemblies made from  elastomers, metal and plastic for the health‐care and consumer‐products  industries, and (ii) any other business conducted by the Company or any of its  Subsidiaries or Affiliates during the term of this Agreement and in which the  Executive has been actively involved.    8. Confidentiality and Enforcement.  Executive’s obligations under any Confidentiality and  Non‐Disclosure Agreements with the Company and the non‐compete agreement  described in Section 7 (collectively, the “Material Ancillary Agreements”) are hereby  affirmed.  A breach of any Material Ancillary Agreements is a breach of this Agreement  and all Payments and obligations of the Company under this Agreement shall cease in  the event of the breach of those Material Ancillary Agreements.  The Executive  acknowledges that a breach of the covenants contained in this Agreement and the  Material Ancillary Agreements and incorporated by reference into this Agreement will  cause the Company immediate and irreparable harm for which the Company’s remedies  at law (such as money damages) will be inadequate. The Company shall have the right, in  addition to any other rights it may have, to obtain an injunction to restrain any breach or  threatened breach of such agreements. The Company may contact any Person with or  for whom the Executive works after the Executive’s employment by the Company ends  and may send that Person a copy of those agreements and/or this Agreement.  In  consideration of the benefit of having the protection afforded by this Agreement, the  Executive agrees that the provisions of the Material Ancillary Agreements apply to the  Executive, and the Executive will be bound by them, whether or not a Change in Control  occurs or the Executive actually receives the benefits specified in Section 3.    9. Non‐exclusivity of Rights. Nothing in this Agreement shall prevent or limit the  Executive’s continuing or future participation in any benefit, bonus, incentive or other  plan or program provided by the Company or any of its Affiliates and for which the  Executive may qualify, nor shall anything herein limit or otherwise affect such rights as  the Executive may have under any stock option or other agreements with the Company  or any of its Affiliates. Amounts which are vested benefits or which the Executive is  otherwise entitled to receive under any plan or program of the Company or any of its  Affiliates at or subsequent to the date of termination shall be payable in accordance with  such plan or program.

  10. Full Settlement. Except to the extent specifically provided herein, the Company’s  obligation to make the payments provided for in this Agreement and otherwise to  perform its obligations hereunder shall not be affected by any set‐off, counterclaim,  recoupment, defense or other claim, right or action which the Company may have  against the Executive or others.  Payments under this Agreement shall be subject to the  Company’s Incentive Compensation Recovery (Clawback) Policy attached as Exhibit I  (and deemed to be incentive compensation for the purposes of that Policy).  In no event  shall the Executive be obligated to seek other employment or take any other action by  way of mitigation of the amounts payable to the Executive under any of the provisions of  this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal  fees and expenses which the Executive may reasonably incur as a result of any contest  (regardless of the outcome thereof) by the Company or others of the validity or  enforceability of, or liability under, any provision of this Agreement or any guarantee of  performance thereof, plus in each case interest.   11. Duration of Agreement.  This Agreement shall commence on the date first above written  and will continue until terminated by the mutual written consent of the Executive and  the Company or the first anniversary of said date, whichever shall first occur, provided,  however, that the term hereof shall automatically be renewed for subsequent one year  terms unless terminated unilaterally by either party with sixty (60) days written notice to  the other; further provided, however, that unilateral termination is not permitted should  a Change in Control have been announced.  12. Notices.  Each party giving or making notice, request, demand or other communication  (each, a “Notice”) under this Agreement shall give the Notice in writing and use one of  the following methods of delivery: personal delivery, registered or certified mail with  return receipt requested, nationally recognized overnight courier, fax or e‐mail.  Such  Notice shall be addressed to the last address provided by the party receiving Notice.   Notices are not effective unless compliant with this Section and provided within the  timeframes required in this Agreement.  13. Successors.     (a) This Agreement is personal to the Executive and without the prior written  consent of the Company shall not be assignable by the Executive otherwise than  by will or the laws of descent and distribution. This Agreement shall inure to the  benefit of and be enforceable by the Executive’s legal representatives.     (b) This Agreement shall inure to the benefit of and be binding upon the Company  and its successors.     (c) The Company will require any successor (whether direct or indirect, by purchase,  merger, consolidation or otherwise) to all or substantially all of the business  and/or assets of the Company to expressly assume and agree to perform this  Agreement in the same manner and to the same extent that the Company would  be required to perform it if no such succession had taken place. As used in this  Agreement, “Company” shall mean the Company as hereinbefore defined and  any successor to its business and/or assets as aforesaid which assumes and  agrees to perform this Agreement by operation of law, or otherwise.

  14. Miscellaneous.   (a) This Agreement will be binding upon and inure to the benefit of the Executive,  the Executive’s personal representatives and heirs and the Company and any  successor of the Company, but neither this Agreement nor any rights arising  hereunder may be assigned or pledged by the Executive.  The invalidity or  unenforceability of any provision of this Agreement shall not affect the validity  or enforceability of any other provision of this Agreement.   (b) The Company may withhold from any amounts payable under this Agreement  such Federal, state or local taxes as shall be required to be withheld pursuant to  any applicable law or regulation.   (c) The Executive’s failure to insist upon strict compliance with any provision hereof  shall not be deemed to be waiver of such provision or any other provision  thereof.   (d) The Executive and the Company acknowledge that the employment of the  Executive by the Company is “at will”, and, prior to the effective date, may be  terminated by either the Executive or the Company at any time. Except as stated  in Section 2, upon a termination of the Executive’s employment or upon the  Executive’s ceasing to be an officer of the Company, in each case, prior to the  effective date of this Agreement, there shall be no further rights under this  Agreement.  (e) Should any provision of this Agreement be adjudged to any extent invalid by any  competent tribunal, that provision will be deemed modified to the extent  necessary to make it enforceable. The invalidity or unenforceability of any  provision of this Agreement (or the Material Ancillary Agreements) shall in no  way affect the validity or enforceability of any other provision hereof.  (f) This Agreement will be governed and construed in accordance with the laws of  the Commonwealth of Pennsylvania.  (g) This Agreement together with the Material Ancillary Agreements constitutes the  entire agreement and understanding between the Company and the Executive  with respect to the subject matter hereof and merges and supersedes all prior  discussions, agreements and understandings between the Company and the  Executive with respect to such matters including under the Executive’s Change‐ in‐Control Agreement with the Company executed prior to the date hereof (if  any).  (h) This Agreement may be executed in one or more counterparts, which together  shall constitute a single agreement.

  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above  written.              WEST PHARMACEUTICAL SERVICES, INC.          /s/ Silji Abraham    By:   /s/ Annette F. Favorite            Silji Abraham          Annette F. Favorite – SVP, CHRO